Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 9, 2017, with respect to the consolidated financial statements included in the Annual Report of Applied Optoelectronics, Inc. on Form 10‑K  for the year ended December 31, 2016.  We consent to the incorporation by reference of said report in the Registration Statements of Applied Optoelectronics, Inc. on Forms S-8 (File No. 333-192407) and on Forms S-3 (File No. 333-214146).

/s/ Grant Thornton LLP

Houston, Texas

March 9, 2017